Exhibit 10.8

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of the 28th day of October, 2021 and is made by and between FTAC Zeus Acquisition Corp. (the “Maker”) and FTAC Zeus Sponsor, LLC (the “Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated February 12, 2021 in the principal sum of up to Three Hundred Thousand dollars ($300,000), as amended by that certain First Amendment to Promissory Note dated June 23, 2021 (collectively, the “Note”).

B.	The Note, as amended, matured on September 30, 2021.

C.	Maker and Payee have agreed to make certain amendments to the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal. The principal balance of this Note shall be repayable on the earlier of: (a) the date on which Maker consummates its initial public offering (“IPO”) and (b) March 31, 2022 (such earlier date, the “Maturity Date”).”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

FTAC ZEUS ACQUISITION CORP.

By:	/s/ Joseph Pooler, Jr.
Name:	Joseph Pooler, Jr.
Title:	Chief Financial Officer

PAYEE:

FTAC ZEUS SPONSOR, LLC

By:	/s/ Ryan Gilbert
Name:	Ryan Gilbert
Title:	Manager

Signature page to Second Amendment to Promissory Note